UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 9, 2011

LMP Capital and Income Fund Inc.

(Exact name of registrant as specified in its charter)

Maryland	811- 21467	47-0936930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 First Stamford Place, 4th Floor, Stamford, CT		06902
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (203) 890-7041

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LMP Capital and Income Fund Inc.
CURRENT REPORT ON FORM 8-K

Item 7.01               Regulation FD Disclosure.

On March 9, 2011, LMP Capital and Income Fund Inc. entered into a settlement agreement with Arthur D. Lipson, Robert Ferguson, Scott Franzblau, Western Investment LLC, Western Investment Hedged Partners L.P., Western Investment Activism Partners LLC, Western Investment Total Return Partners L.P., Western Investment Total Return Fund Ltd., Benchmark Plus Institutional Partners L.L.C. and Benchmark Plus Management, L.L.C., and all of their respective directors, officers and Affiliates (as defined) (the “Settlement Agreement”).  The Settlement Agreement, including all exhibits, is being furnished pursuant to Item 7.01 of this Current Report on Form 8-K.

The Settlement Agreement, including all exhibits, is also being filed as solicitation material pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and as a pre-commencement communication pursuant to Rule 13e-4(c) under the 1934 Act.

Item 9.01               Financial Statements and Exhibits.

(c)          Exhibits.

Exhibit Number

99.1         Settlement Agreement, dated as of March 9, 2011 by and among Arthur D. Lipson, Robert Ferguson, Scott Franzblau, Western Investment LLC, Western Investment Hedged Partners L.P., Western Investment Activism Partners LLC, Western Investment Total Return Partners L.P., Western Investment Total Return Fund  Ltd., Benchmark Plus Institutional Partners L.L.C. and Benchmark Plus Management, L.L.C., and all of their respective directors, officers and Affiliates (as defined) and LMP Capital and Income Fund Inc. (including exhibits).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LMP Capital and Income Fund Inc.
(Registrant)
Date:	March 9, 2011
/s/ R. Jay Gerken
(Signature)

Name: R. Jay Gerken
Title: Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number

99.1         Settlement Agreement, dated as of March 9, 2011 by and among Arthur D. Lipson, Robert Ferguson, Scott Franzblau, Western Investment LLC, Western Investment Hedged Partners L.P., Western Investment Activism Partners LLC, Western Investment Total Return Partners L.P., Western Investment Total Return Fund Ltd., Benchmark Plus Institutional Partners L.L.C. and Benchmark Plus Management, L.L.C., and all of their respective directors, officers and Affiliates (as defined) and LMP Capital and Income Fund Inc. (including exhibits).